Exhibit 10.28a

HOT TOPIC, INC.

2006 EQUITY INCENTIVE PLAN

PERFORMANCE SHARE AWARD PROGRAM

2007 AWARD GRANT NOTICE

Hot Topic, Inc. (the “Company”), pursuant to its Performance Share Award Program (the “Program”) under its 2006 Equity Incentive Plan (the “Plan”), hereby awards to Participant the Target Award set forth below. This Award (both the Target Award and the Maximum Award, as noted below) is subject to all of the terms and conditions as set forth herein and in the Performance Share Award Agreement, the Program and the Plan, all of which are incorporated herein in their entirety. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Performance Share Award Agreement, the Plan or the Program, as applicable.

Participant:
Date of Grant:
Number of Shares Subject to Target Award[1]:	[ ] shares of Common Stock
Performance Period:

Delivery of Shares:	Subject to the limitations contained herein and to the provisions of the Plan and the Program, Participant shall be entitled to receive an Actual Award equal to all or a portion (including none) of the Target Award (and Maximum Award) on the date specified in the Performance Share Award Agreement, provided that (i) the Committee determines that the specified level of applicable Performance Goals has been met during the Performance Period and (ii) Participant continues to render service to the Company or an Affiliate from the date hereof through the entire Performance Period and until such Committee determination.

Additional Terms/Acknowledgements: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Award Grant Notice, the Performance Share Award Agreement, the Program, and the Plan. Participant further acknowledges that as of the Date of Grant, this Award Grant Notice, the Performance Share Award Agreement, the Program, and the Plan set forth the entire understanding between Participant and the Company regarding the Target Award (and Maximum Award) and supersede all prior oral and written agreements on that subject with the exception of (i) Awards previously granted to Participant under the Plan, if any and (ii) the following agreements only:

OTHER AGREEMENTS:	None.

HOT TOPIC, INC.:		PARTICIPANT:

By:
Betsy McLaughlin, CEO		Signature

Date:		Date:

DOCUMENTS INCORPORATED BY REFERENCE: Performance Share Award Agreement, Performance Share Award Program and 2006 Equity Incentive Plan

[1] Number of Shares Subject to Maximum Award:	[ ] shares of Common Stock

HOT TOPIC, INC.

2006 EQUITY INCENTIVE PLAN

PERFORMANCE SHARE AWARD PROGRAM

PERFORMANCE SHARE AWARD AGREEMENT

Pursuant to the Award Grant Notice (“Grant Notice”) and this Performance Share Award Agreement (“Award Agreement”), Hot Topic, Inc. (the “Company”) has awarded you, pursuant to its Performance Share Award Program (the “Program”) under its 2006 Equity Incentive Plan (the “Plan”), the Target Award (and Maximum Award) as indicated in the Grant Notice. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Plan or the Program, as applicable.

The details of your Award are as follows.

1. ENTITLEMENT TO SHARES. ENTITLEMENT TO SHARES. Subject to the limitations contained herein and to the provisions of the Program and the Plan, you shall be entitled to receive an Actual Award equal to all or a portion (including none) of the Target Award (and Maximum Award, in the event of performance exceeding that of the Target Award as indicated herein) provided that (i) the Committee determines that the specified level of applicable Performance Goals has been met during the Performance Period and (ii) your Continuous Status as an Employee, Director or Consultant has not terminated prior to such Committee determination; provided, however, that (x) if a specified level of Performance Goals is not achieved during the Performance Period, you will not receive any shares of stock, and (y) the maximum number of shares of stock that you may receive as an Actual Award will in no event exceed the Maximum Award. The applicable target and maximum award levels for the applicable Performance Period are set forth in Exhibit A hereto.

2. DIVIDENDS. Prior to your receipt of any shares of stock as an Award, you shall not receive any payment or other adjustment in the number of shares subject to your Target Award (or Maximum Award) for dividends or other distributions that may be made in respect of the shares of stock to which your Award relates. Notwithstanding the foregoing, with respect to any election you may make for the deferred receipt of shares of stock as an Actual Award, any dividends or other distributions that may be made in respect of such shares of stock after the end of the Performance Period will be paid in the same form issued to other shareholders and will be subject to the terms of your deferral election.

3. DELIVERY OF SHARES. Provided that you become entitled to receive an Actual Award in accordance with Section 1 of this Award Agreement, then you shall be a general unsecured creditor of the Company with respect to the shares to be issued pursuant to your Actual Award until such time as the company issues to you (or your heirs in the case of death) the certificates for the shares (the “Certificates”) subject to your Actual Award. Such Certificates, when issued, shall be registered in your name (or your heirs) and, subject to Section 13 of this Award Agreement, will be delivered to you (or your heirs) within thirty (30) days following the completion of an independent audit and/or certification by the Committee, as described in Section 4(a) of the Program. Notwithstanding the foregoing, if you elect to defer delivery of the shares of stock as provided in Section 4 of this Award Agreement, the shares of stock will be delivered to you on the date or dates that you elect on your Deferral Election Form. However, in the event that the Company determines that you are subject to its policy regarding insider trading of the Company’s stock and any shares are scheduled to be delivered to you on a day (the “Original Distribution Date”) that does not occur during an open “window period” applicable to you, as determined by the Company in accordance with such policy, then the Certificates covering such shares shall not be delivered on such Original Distribution Date and shall instead be delivered as soon as practicable within the next open “window period” applicable to you pursuant to such policy. The form of delivery (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

4. DEFERRAL ELECTION. If permitted by the Company to do so, you may elect to defer issuance of the shares of stock that would otherwise be issued pursuant to your Award. If such deferral election is made, it shall be made in accordance with the following requirements:

(a) No deferral period shall exceed the maximum period permitted by the Company;

(b) You must complete a Deferral Election Form (in the form provided by the Company) at such time as the Company shall require, which in no event shall be later than six (6) months prior to the end of the applicable Performance Period; and

(c) The Board (or appropriate committee thereof) will, in its sole discretion, establish the rules and procedures for such deferrals.

5. EFFECT OF LEAVES OF ABSENCE. Unless otherwise required by law, in the case of a Designated Participant who has taken in excess of thirty (30) days of leaves of absence during a Performance Period, the shares of stock otherwise deliverable as an Actual Award shall be prorated on the basis of the number of days of the Participant’s Continuous Status as an Employee, Director or Consultant during the Performance Period during which the Participant was not on a leave of absence.

6. NUMBER OF SHARES. The number of shares of stock subject to your Target Award (and Maximum Award) may be adjusted from time to time for capitalization adjustments, as provided in Section 12(a) of the Plan.

7. SECURITIES LAW COMPLIANCE. The grant of your Target Award (and Maximum Award) and the issuance of any shares of stock as an Actual Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. You may not be issued any shares of stock as an Actual Award if the issuance of shares of stock would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the stock may then be listed. In addition, you may not be issued any shares of stock as an Actual Award unless (i) a registration statement under the Securities Act shall at the time of issuance be in effect with respect to the shares or (ii) in the opinion of legal counsel to the Company, the shares may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares as an Actual Award shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the issuance of any shares as an Actual Award, the Company may require you to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

8. RESTRICTIVE LEGENDS. The shares of stock issued as an Actual Award shall be endorsed with appropriate legends, if any, determined by the Company.

9. TRANSFERABILITY. Your Award is not transferable, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of shares of stock pursuant to Section 3 of this Award Agreement.

10. AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to create in any way whatsoever any obligation on your part to continue in the service of the Company or an Affiliate, or on the part of the Company or an Affiliate to continue such service. In addition, nothing in your Award shall obligate the Company or an Affiliate, their respective shareholders, boards of directors, Officers or Employees to continue any relationship that you might have as an Employee, Director or Consultant for the Company or an Affiliate.

11. UNSECURED OBLIGATION. Your Award is unfunded and you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares of stock pursuant to this Award Agreement.

12. WITHHOLDING OBLIGATIONS.

(a) At the time you receive a distribution of shares of stock pursuant to your Award, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from payroll and any other amounts payable to you and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your Award.

(b) Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to issue a certificate for such shares.

13. NATURE OF AWARD. In accepting your Award, you acknowledge that:

(a) the Plan is established voluntarily by the Company; it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan, Program and this Award Agreement;

(b) the grant of your Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Awards, or benefits in lieu of Awards, even if Awards have been granted repeatedly in the past;

(c) all decisions with respect to future Award grants, if any, will be at the sole discretion of the Board;

(d) your participation in the Plan shall not create a right to further employment with the Company or an Affiliate and shall not interfere with any ability of the Company or an Affiliate to terminate your employment relationship at any time with or without cause;

(e) you are voluntarily participating in the Plan;

(f) an Actual Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

(g) in the event that you are not an employee of the Company, your Award will not be interpreted to form an employment contract or relationship with the Company; and furthermore, your Award will not be interpreted to form an employment contract with the other members of the Company or an Affiliate;

(h) the future value of the shares subject to your Award is unknown and cannot be predicted with certainty; and

(i) no claim or entitlement to compensation or damages arises from termination of your Award or diminution in value of your Award or shares issued pursuant to an Actual Award resulting from termination of your Continuous Status as an Employee, Director or Consultant (for any reason whether or not in breach of applicable labor laws), and you irrevocably release the Company or an Affiliate from any such claim that may arise. If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by executing the Grant Notice, you shall be deemed irrevocably to have waived your entitlement to pursue such a claim.

14. NOTICES. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

15. HEADINGS. The headings of the Sections in this Award Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Award Agreement or to affect the meaning of this Award Agreement.

16. AMENDMENT. The Board may, without notice, amend, suspend or terminate the Program; provided, however, that no such action may adversely affect any then outstanding Award unless (i) expressly provided by the Board and (ii) with the consent of the Participant, unless such action is necessary to comply with any applicable law, regulation or rule.

17. MISCELLANEOUS.

(a) The rights and obligations of the Company under your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.

(b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

(c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

18. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan and Program, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan or Program. In the event of any conflict between the provisions of your Award and those of the Plan or Program, the provisions of the Plan or Program shall control. In the event of any conflict between the provisions of the Plan or Program, the provisions of the Plan shall control.

19. APPLICABLE LAW. This Award Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

EXHIBIT A

PERFORMANCE SHARE AWARD PROGRAM

AWARD CALCULATION METHODOLOGY

Capitalized terms shall have the meanings set forth in the Performance Share Award Program.

Performance Period:

Performance Criteria:

Performance Goal:

$ Metrics	Percent of Shares subject to Target Award Released from Restrictions
0%

	100%	TARGET AWARD

MAXIMUM AWARD

HOT TOPIC, INC.

2006 EQUITY INCENTIVE PLAN

PERFORMANCE SHARE AWARD PROGRAM

ADOPTED: MARCH 23, 2007

Purpose. The Hot Topic, Inc. Performance Share Award Program (the “Program”), established under the Hot Topic, Inc. 2006 Equity Incentive Plan (the “Plan”), and specifically Section 6(d) thereof, is intended to provide equity incentive compensation to individuals who make a significant contribution to the performance of Hot Topic, Inc. (the “Company”). Program objectives are to: (i) focus key Employees on achieving specific performance targets, (ii) reinforce a team orientation, (iii) provide significant award potential for achieving outstanding performance, and (iv) enhance the ability of the Company to attract and retain highly talented and competent individuals.

Definitions.

Defined terms not explicitly defined in this Program but defined in the Plan shall have the same definitions as in the Plan.

“Actual Award” or “Award” means the number of shares of stock earned under the Program by a Designated Participant during a Performance Period.

“Board” means the Board of Directors of the Company.

“Committee” means a committee of two or more members of the Board appointed by the Board pursuant to the Plan.

“Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

“Designated Participant” means a key Employee of the Company or an Affiliate who is designated by the Committee in writing to participate in the Program.

“Maximum Award” means the maximum number of shares of stock (which may equal or exceed the “Target Award”) that may be delivered to a Designated Participant under the Program in respect of a specified Performance Period if applicable Performance Goals are achieved at the levels set by the Board during the applicable Performance Period and the Designated Participant’s Continuous Status as an Employee, Director or Consultant is not terminated during the Performance Period.

“Performance Criteria” means the one or more criteria that the Board shall select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish such Performance Goals may be based on any one of, or combination of, the following: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) total shareholder return; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii); shareholders’ equity; (xxviii) comparable store sales; (xxix) merchandise margin; and (xxx) other measures of performance selected by the Board. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Performance Share Award Agreement. The Board shall, in its sole discretion, define the manner of calculating the Performance Criteria it selects to use for such Performance Period.

“Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. At the time of the grant of any Award, the Board is authorized to determine whether, when calculating the attainment of Performance Goals for a Performance Period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; and (vi) to make other adjustments to account for extraordinary events, such as the effects of significant acquisitions, recapitalization, or substantial repurchases of the Company’s stock. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals.

“Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Designated Participant’s right to the payment of an Award. At the discretion of the Board, a Performance Period may be divided into shorter periods (for example, fiscal years of the Company) over which the attainment of one or more Performance Goals will be measured.

“Target Award” means the target number of shares of stock (which may in no event exceed the “Maximum Award”) that may be delivered to a Designated Participant under the Program in respect of a specified Performance Period if applicable “Target” Performance Goals are achieved at the levels set by the Board during the applicable Performance Period and the Designated Participant’s Continuous Status as an Employee, Director or Consultant is not terminated during the Performance Period.

How Awards Are Earned Under the Program.

General Program Description. The Program provides the opportunity for certain key Employees to receive shares of stock based on the performance of the Company. In general, the Committee will select certain key Employees to participate in the Program at the beginning of a Performance Period. Upon selection to participate in the Program, each such Designated Participant will be granted a Target Award (and Maximum Award) equal to the number of shares of stock that will be represented by an Actual Award to such Designated Participant if (i) the Committee determines that specified levels of applicable Performance Goals are achieved during the Performance Period and (ii) the Designated Participant’s Continuous Status as an Employee, Director or Consultant is not terminated prior to such Committee determination; provided, however, that (i) if a specified level of Performance Goals is not achieved during the Performance Period, the Designated Participant will not receive any shares of stock, and (ii) the maximum number of shares of stock that a Designated Participant may receive as an Actual Award will in no event exceed the Maximum Award. The methodology for the operation of the Program in terms of establishing the Target Award and Maximum Award based on the levels of achievement of the Performance Goals and the determination of whether the Target Award or Maximum Award, or some portion of the same, will become payable to a Designated Participant as an Actual Award in respect of a Performance Period will be set forth as an exhibit to the applicable Award Agreement.

Designated Participants. Each key Employee of the Company or an Affiliate who is designated by the Committee in writing for participation in the Program for a particular Performance Period shall be eligible for a Target Award (and Maximum Award) with respect to such Performance Period. The Committee may designate a key Employee who commences service after the beginning of a particular Performance Period as eligible to receive a prorated Award for such Performance Period. The determination as to whether an individual is a Designated Participant shall be made by the Committee, in its sole discretion, and such determination shall be binding and conclusive on all persons.

No Employee shall have any right to be a Designated Participant in the Program, to continue as a Designated Participant, or to be granted a Target Award/Maximum Award or Actual Award under the Program. The Company is not obligated to give uniform treatment (e.g., number of shares subject to Awards) to Employees or Designated Participants under the Program. Participation in the Program as to a particular Performance Period does not convey any right to participate in the Program as to any other Performance Period.

Performance Goals. The Performance Goals for a particular Performance Period, and their relative weights, will be determined by the Board, in its sole discretion. The Board also may establish, in its sole discretion, Performance Goals for annual, quarterly or other periods within the applicable Performance Period. The Performance Goals for a Performance Period or for shorter periods within a Performance Period are not required to be identical to the Performance Goals for any other Performance Period or shorter period within a Performance Period. The Board may establish Performance Goals for the Company that differ from those established for one or more Affiliates and may establish different Performance Goals for each Designated Participant or for groups of Designated Participants.

Other Program Provisions.

Distribution of Actual Awards. Assessment of actual performance and distribution of Actual Awards will be subject to completion of an independent audit and/or certification by the Committee that the applicable Performance Goals and other terms of the Program have been met. In the event that the Committee determines that a Designated Participant is entitled to receive an Actual Award, such Designated Participant will be a general unsecured creditor of the Company with respect to the shares to be issued pursuant to such Actual Award until such time as the Company issues to the Designated Participant (or the Designated Participant’s heirs in the case of death) the certificates for the shares subject to the Actual Award. Shares of stock in respect of the Actual Award that are earned by a Designated Participant will be distributed to the Designated Participant (or the Designated Participant’s heirs) within thirty (30) days following the completion of such independent audit and/or certification; provided, however, that if the Company has provided a Designated Participant with a plan or program by which to defer distribution of such shares of stock and the Designated Participant has made an effective election to defer such distribution under such plan or program, such shares will be distributed to the Designated Participant (or the Designated Participant’s heirs in the case of death) in accordance with such election. Notwithstanding the foregoing, in the event that the Company determines that the Designated Participant is subject to its policy regarding insider trading of the Company’s stock and any shares are scheduled to be delivered to the Designated Participant on a day (the “Original Distribution Date”) that does not occur during an open “window period” applicable to the Designated Participant, as determined by the Company in accordance with such policy, then such shares shall not be delivered on such Original Distribution Date and shall instead be delivered as soon as practicable within the next open “window period” applicable to the Designated Participant pursuant to such policy. The Company may withhold shares of stock otherwise deliverable to the Designated Participant in satisfaction of any federal, state or local tax withholding obligation relating to the delivery of stock under the Actual Award.

Employment and Termination. In order to receive an Actual Award under the Program, a Designated Participant’s Continuous Status as an Employee, Director or Consultant must not be terminated during the Performance Period, except as otherwise provided in this Section 4(b).

If a Designated Participant’s Continuous Status as an Employee, Director or Consultant is terminated by reason of death or Disability, the Designated Participant (or the Designated Participant’s heirs in the case of death) will be eligible to receive a pro rata Actual Award based on the time employed while a Designated Participant and the Performance Goals achieved for the Performance Period. Designated Participants (or the Designated Participant’s heirs in the case of death) who have earned an Actual Award on this basis will receive payment on the same schedule as other Designated Participants. The amount of such prorated Actual Award will be equal to (i) the amount of the Actual Award if the Designated Participant’s Continuous Status as an Employee, Director or Consultant had not been terminated multiplied by

(ii) a fraction, the numerator of which is the number of completed months of Continuous Status as an Employee, Director or Consultant during the Performance Period and the denominator of which is the total number of whole months of potential Continuous Status as an Employee, Director or Consultant during the Performance Period. Notwithstanding the foregoing, the Committee may, in its sole discretion, authorize continued participation, pro-ration or early distribution (or a combination thereof) of an Award which would otherwise be forfeited.

No Employment or Service Rights. Nothing in the Program or any instrument executed or Award granted pursuant to the Program shall (i) confer upon any Employee or Designated Participant any right to continue to be retained in the employ or service of the Company or its Affiliates, (ii) change the at-will employment relationship between the Company or an Affiliate and an Employee or Designated Participant, or (iii) interfere with the right of the Company or its Affiliates to discharge any Employee, Designated Participant or other person at any time, with or without cause, and with or without advance notice.

Program Administration. The Board shall be responsible for all decisions and recommendations regarding Program administration and retains final authority regarding all aspects of Program administration, the resolution of any disputes, and application of the Program in any respect to a Designated Participant. All determinations and interpretations made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons. The Board may, without notice, amend, suspend or terminate the Program; provided, however, that no such action may adversely affect any then outstanding Target Award/Maximum Award unless (i) expressly provided by the Board and (ii) with the consent of the Designated Participant, unless such action is necessary to comply with any applicable law, regulation or rule.

Shareholder Rights. No Designated Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of stock subject to such Target Award/Maximum Award (including, without limitation, the right to receive dividends) unless and until such Designated Participant has received an Actual Award under the Program; provided, however, that a plan or program by which receipt of an Actual Award may be deferred may provide for the crediting of dividend equivalent rights.

Validity. If any provision of the Program is held invalid, void, or unenforceable, the same will not affect, in any respect whatsoever, the validity of any other provision of the Program.

Governing Plan Document. The Program is subject to all the provisions of the Plan and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted by the Committee, the Board or the Company pursuant to the Plan. In the event of any conflict between the provisions of this Program and those of the Plan, the provisions of the Plan shall control.